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                                                               Exhibit 23 (j)(i)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement of Spirit of America Investment Fund, Inc. on Form N-1A of our report dated November 30, 2001, on the financial statements and financial highlights of Spirit of America Investment Fund, Inc. which report is included in the Annual Report to Shareholders for the year ended October 31, 2001, which is incorporated by reference in the Statement of Additional Information in the Registration Statement.


TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
February 28, 2002